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                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-17041

PRICING SUPPLEMENT NO. 1 DATED December 8, 1998
(To Prospectus Dated December 20, 1996 and Prospectus Supplement Dated December 7, 1998)

                                U.S. $35,000,000
                          SIERRA PACIFIC POWER COMPANY
                   Collateralized Medium-Term Notes, Series D
                   Due Nine Months or more from Date of Issue

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
Date of Issue:  12/11/98                                      Issue Price (As a Percentage of Principal Amount):  100.00%

Maturity Date:  12/11/03                                      Interest Rate/Initial Interest Rate:  5.59%

Agents Commission:  .500% of Principal Amount                 If Commercial Paper Rate Note, Prime Rate Note, CD Rate
Form:    X  Book Entry           Certificated                 Note, Federal Funds Effective Rate Note, LIBOR Note or
        ---                  ---                              Treasury Rate Note:

  X    Fixed Rate Note                                        Interest Payment Dates:  February 1  & August 1
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     Commercial Paper Rate Note                               Currency or Currency Unit:  U.S. Dollars (USD or U.S.S.)
-----                                                                                     ----------------------------
     Prime Rate Note                                          Interest Payment Period:
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     CD Rate Note                                             Interest Reset Period:
-----                                                                               ----------------------------------
     Federal Funds Effective Rate Note                        Interest Determination Dates:
-----                                                                                      ---------------------------
     LIBOR Note                                               Spread:
-----                                                                -------------------------------------------------
     Treasury Rate Note                                       Spread Multiplier:
-----                                                                           --------------------------------------
                                                              Maximum Interest Rate, if any:
                                                                                            --------------------------
      Redeemable Note                                         Minimum Interest Rate, if any:
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  X   Non-redeemable Note                                     Calculation Dates:
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                                                              Calculation Agent:
                                                                                --------------------------------------
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The aggregate principal amount of this offering is U.S. $13,000,000 (which, if the securities offered hereby are denominated in a currency or currency unit other that U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the exchange rate set forth herein) and relates only to the Pricing Supplement No. 1 . Debt
Securities including Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $35,000,000 or the equivalent in foreighn currency units. To date, including this offering, an aggregate of U.S.
$13,000,000 or the equivalent in foreign currency or foreign currency units of
Medium-Term Notes, Series D and all other Debt Securities has been issued.




TYPE OF SALE:

  X   As Agent
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      As Principal
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